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                                                                  Exhibit 8.1


                     [WILLKIE FARR & GALLAGHER LETTERHEAD]



                                  May 15, 1998




Lexford Residential Trust
41 South High Street
24th Floor
Columbus, OH 43215


Ladies and Gentlemen:

         You have requested our opinion as special tax counsel to Lexford Residential Trust and its predecessor by merger, Lexford, Inc. (collectively, the "Company"), concerning certain of the federal income tax consequences in connection with the filing on Form S-3, No. 333-49269, filed with the Securities and Exchange Commission on April 2, 1998 and as amended on May 1, 1998 and May 15, 1998 (the "Registration Statement"). Except as otherwise provided, capitalized terms referred to herein have the meanings ascribed to them in the Registration Statement. All section references are to the Internal Revenue Code of 1986, as amended (the "Code").

         In rendering the opinions expressed herein, we have examined and, with your consent, relied upon (without any independent investigation thereof) statements and representations in the following documents (including all schedules, exhibits and amendments): (i) the Registration Statement; (ii) the organizational documents of the Company, the Property Partnerships and the affiliated entities to the extent we deemed them relevant; and (iii) such other instruments, documents and records as we have deemed necessary in order to enable us to render the opinions expressed herein.

         In our examination of the foregoing documents, we have assumed, with your consent: (i) that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Closing Date) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; (ii) that all representations and statements set forth in such documents are true and correct; (iii) that any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate without such qualification; (iv) that


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Lexford Residential Trust
May 15, 1998
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all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (v) that the Company, the Property Partnerships and the affiliated entities have at all times been organized and operated in accordance with the terms of their respective organizational documents and in accordance with all applicable laws.

         For purposes of rendering the opinions expressed herein, we have also assumed, and relied upon, with your consent, the accuracy of the representations contained in the letter from the Company addressed to us dated May 15, 1998. These representations relate to factual matters relevant to the classification and operation of the Company as a real estate investment trust and the organization of and operation of the Property Partnerships and the affiliated entities.

         Based on such facts, assumptions and representations and subject to the qualifications stated in the next paragraph below, as of the date hereof, we are of the opinion that, for federal income tax purposes under current law:

         (1) commencing with the Company's taxable year beginning January 1, 1998 and assuming that the actions described in the discussion of "Federal Income Tax Considerations" in the Registration Statement and generally throughout the Registration Statement are completed as described therein and in a timely fashion, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

         (2) the Operating Partnership and each of the Property Partnerships will either be disregarded for federal income tax purposes or classified as a partnership, and will not be classified as (a) an association taxable as a corporation, or (b) as a "publicly traded partnership" subject to Section 7704(a) of the Code; and

         (3) the summary of federal income tax matters and consequences described under "Federal Income Tax Considerations" in the Registration Statement relating to the Company and its taxation as a real estate investment trust accurately summarizes all tax consequences likely to be material to a Shareholder.

         These opinions are given as of the date hereof and are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement


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Lexford Residential Trust
May 15, 1998
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or representation referred to above may affect the conclusions stated herein.
Moreover, the Company's qualification and taxation as a real estate investment trust depend upon the Company's ability to meet -- through actual annual operating and other results -- certain requirements under the Code regarding the receipt of income, asset ownership, distributions and diversity of stock ownership. As Willkie Farr & Gallagher will not review annually whether the Company has fulfilled those requirements, no assurance can be given that the actual results of the Company's operational and other activities for any one or more taxable years will satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, to the use of our name under the caption "Federal Income Tax Considerations," and to the other references to this firm in the Registration Statement and the prospectus included therein.

                                                  Very truly yours,

                                                  /s/ WILLKIE FARR & GALLAGHER
                                                  -----------------------------
                                                  WILLKIE FARR & GALLAGHER


Attachment: Lexford Residential Trust letter dated May 15, 1998 to Willkie
     Farr & Gallagher